Exhibit 10.21
AGREEMENT AMONG

1.	PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED (“Purchaser”)
2.	SHENZHEN GUHAIGUANCHAO INVESTMENT CONSULTANT CO., LTD. (“Company”)
3.	LION ZONE HOLDINGS LIMITED ( “Holding Company”)

4.	MR. WANG WENMING (“Seller” or “Warrantor”)

for termination of “the agreement of Sale and Purchase 51% Shares of
LION ZONE HOLDINGS LIMITED”

THIS AGREEMENT is made on November 1, 2006 for the purpose of termination of the previous Agreement for the Sale and Purchase of 51% of LION ZONE HOLDINGS LIMITED (“Holding Company”), dated December 19 2005, signed by Victor Tong and Mr. Wang Wenming (hereinafter referred to as the Previous Agreement).

THIS AGREEMENT IS AMONG:
1.
PACIFICNET STRATEGIC INVESTMENT HOLDINGS LIMITED, a company existing under the laws of the British Virgin Islands whose principal place of business is at Room 601, New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (hereafter referred as the “Purchaser”). The Purchaser is a wholly owned subsidiary of PacificNet Inc. (“PACT”), a company incorporated under the laws of the State of Delaware in the United States of America and the shares of which are listed on the NASDAQ stock exchange in the United States of America under the trading symbol “PACT”.

2.
SHENZHEN GUHAIGUANCHAO INVESTMENT CONSULTANT CO., LTD., a company incorporated in Room 2704, Level 27 Tower A Jiangsu Building, Yitian Road, Futian district, Shenzhen, China; (hereinafter referred to as the “Company”, or “GHGC”)

3.
LION ZONE HOLDINGS LIMITED, a company existing under the laws of the British Virgin Islands whose principal place of business is investment consulting service; (hereinafter referred to as the “Holding Company”).

4.
MR. WANG WENMING, a PRC citizen holding identity card ID: 440301620507419, residing at Room 301, Building 91,Yuanlinxincun, Futian district, Shenzhen, China; (hereinafter jointly referred to as the “Seller” );

All of above parties agree unanimously as follow:

1.	The Previous Agreement has been terminated by unanimously agreement of the above parties;

2.
Per agreed and grant by the Purchaser, Seller and Holding Company, within 10 days after this agreement signing, the Seller and Holding Company shall jointly return Purchaser HKD$3,000,000, USD$ 100,000 cash and 275,000 PACT restricted shares which obtained by Seller and Holding Company from Purchaser according to the Previous Agreement. Simultaneously Purchaser shall return 51% share equity of Holding Company to Seller.

3.	Seller agrees to forgive the obligation of Purchaser base upon the term 3.4.3(2) of Previous Agreement in which Purchaser shall issue PACT restrict shares and provide loan to Seller; In return, Purchaser agrees to freely transfer the right of extracting dividend as the shareholder of Company and Holding Company during life of Previous Agreement to Seller.

4.	Within 2 years of this agreement signing, Purchaser may at his discretion to re-purchase 51 share equity of the Company or Holding Company at a maximum valuation of 5 times of PE, based on the subsequent 12 months of audited US-GAAP net profit.

 All of above parties shall waive each other’s liabilities cause by the termination of the Previous Agreement.

THE PURCHASER: PACIFICNET STRATEGIC INVESTMENT HOLDING LIMITED AND PACIFICNET INC.

By:	/s/ Victor Tong
Name:	Victor Tong
Title:	President

COMPANY: SHENZHEN GUHAIGUANCHAO INVESTMENT CONSULTANT CO., LTD.

By:	/s/ Wang Wenming
Name:	Mr. Wang Wenming
Title:	Legal Representative and Chairman of the Board

THE HOLDING COMPANY: LION ZONE HOLDINGS LIMITED

By:	/s/ Wang Wenming
Name:	Mr. Wang Wenming
Title:	Legal Representative and Chairman of the Board

THE SELLER and THE WARRANTORæWANG WENMING

HITCHING INTERNATIONAL CORPORATION
By:	/s/ Wang Wenming
Name:	Mr. Wang Wenming
Title:	Legal Representative and Chairman of the Board

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